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                                  EXHIBIT 99.1


                              DIATIDE NEWS RELEASE


DIATIDE ANNOUNCES $11.8 MILLION FINANCING


LONDONDERRY, NH, September 24, 1997 -- Diatide, Inc. (NASDAQ: DITI) announced today that it has sold $11.8 million of preferred stock to three of the company's existing investors in a private transaction. The preferred stock is convertible into 1,210,256 shares of Diatide common stock. This stock will not earn dividends. Additionally, the investors have received warrants to purchase 181,538 shares of Diatide common stock at an exercise price of $11.70 per share, expiring on September 23, 1999.

The investors have the right to require the company to register the common stock issuable upon the conversion of the preferred stock and any exercised warrants at any time after October 1, 1998.

"Diatide has generated its current pipeline of products by an effective and efficient use of its resources," stated Daniel F. Harrington, Vice President and Chief Financial Officer. "This financing will enable Diatide to continue to meet our intermediate-term financing needs, move its late-stage products forward, and increase research activities in the therapeutic area."

Diatide is a biopharmaceutical company focused on the discovery, development and commercialization of disease-specific medical imaging agents and therapeutics for life-threatening conditions. Diatide's diagnostic products are based on the Company's proprietary Techtide(R) technology. The Company has a strategic partnership with Nycomed ASA with respect to Diatide's Techtides; under the agreement, Nycomed has the option to license and distribute Techtides in Europe, South Africa and certain countries in the Middle East and to co-promote those products in the United States upon obtaining marketing approval. Nycomed has exercised this option for AcuTect and Diatide's P829 compound for tumor imaging. In addition to AcuTect(TM), a thrombus imaging product which is currently being reviewed as a priority drug by the FDA, Diatide has five other products for seven indications in Phase II and III clinical trials. Diatide is based in New Hampshire, where it conducts most of its research and development activities with a staff of more than 60 full-time employees, including 11 Ph.D.s and one MD on its research staff.



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FOR FURTHER INFORMATION:

Daniel F. Harrington                               Jill Sawdon
Chief Financial Officer                            Manager of Investor Relations
(603) 437-8970                                     (603) 437-8970

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This press release contains forward-looking statements that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects," "intends" and similar expressions are intended to identify forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the caption "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations--Certain Factors That May Affect Future Results" ("Certain Factors") in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 which is on file with the Securities and Exchange Commission. These Certain Factors are incorporated herein by reference. As more fully described in the Certain Factors, the Company's potential products are all still in development, there can be no assurance that the Company's potential products will demonstrate the safety, efficacy and cost attributes currently expected by the Company; the timing of the filing for European regulatory approval of AcuTect is beyond the Company's control and there can be no assurance that such filing will be made when expected; there can be no assurance that the Company will receive regulatory approvals to commence or continue clinical trials of product candidates or that delays in the completion of clinical trials as a result of delays in patient enrollment or other factors will not occur; there can be no assurance that the Company will receive regulatory approvals to market any products including AcuTect, or, if such approvals are received, that the Company's products will be commercially successful, that the Company's products will be accepted by the medical community or third-party payors, or that technologies and proposed products of other companies will not render the Company's products obsolete or noncompetitive.


9 Delta Drive
Londonderry, NH  03053
Tel:  1-603-437-8970
Fax:  1-603-437-8977






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